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                                                                     EXHIBIT 99E


                                GEN-X SPORTS INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 12, 2002





           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





The undersigned hereby appoints Kenneth J. Finkelstein and Daniel F. Hirsh, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Gen-X Sports Inc. (the "Company"), to be held at the offices of the Company at 36 Dufflaw Road, Toronto, Ontario M6A 2W1, at 10:00 a.m. on September 12, 2002, and at any adjournments thereof, and to vote all shares of capital stock of the Company standing in the name of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

Please check appropriate boxes below:



1. Approval of the Agreement and Plan of Merger, dated as of June 5, 2002, by and among Huffy Corporation, HSGC, Inc., which is a wholly-owned subsidiary of Huffy, and Gen-X, as described in the proxy statement/prospectus dated July 31, 2002.



         [ ]  FOR               [ ]   AGAINST           [ ]  ABSTAIN



         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including a vote to adjourn the meeting, or any adjournments thereof.



         [ ]  FOR               [ ]   AGAINST           [ ]  ABSTAIN



                    (PLEASE TURN TO OTHER SIDE AND COMPLETE)



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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR
VOTING ON THE MATTERS ABOVE, THIS PROXY WILL BE VOTED FOR MATTERS 1 AND 2 ABOVE. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

DATED:               , 2002                      ------------------------------
        -------------                            PRINT NAME

                                                 -----------------------------
                                                 Signature

                                                 -----------------------------
                                                 Print Name (if held jointly)

                                                 -----------------------------
                                                 Signature (if held jointly)

                                                 Please sign exactly as name(s)
                                                 appears on this Proxy. If
                                                 shares are registered in more
                                                 than one name, the signature of
                                                 all persons are required. A
                                                 corporation should sign in its
                                                 full corporate name by a duly
                                                 authorized officer, stating
                                                 officer's title. Trustees,
                                                 guardians, executors and
                                                 administrators should sign in
                                                 their official capacity, giving
                                                 their full title as such. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.


                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY